Exhibit 99.1

Covetrus Announces Leadership Changes, Reaffirms 2019 Financial Guidance

Stuart Gleichenhaus to serve as interim Chief Financial Officer, search for permanent replacement currently underway; Dustin Finer appointed as Chief Administrative Officer

PORTLAND, Maine (December 16, 2019) — Covetrus™ (NASDAQ: CVET), a global leader in animal-health technology and services, today announced that Stuart B. Gleichenhaus has been named interim chief financial officer, effective December 16, 2019. The company also announced that Dustin Finer has been promoted to chief administrative officer.

Effective December 16, 2019, Christine T. Komola will depart as the company’s executive vice president and chief financial officer. Komola will shift into an advisory role for a period of one month to ensure a smooth transition during the company’s year-end closing process.

Gleichenhaus is an accomplished executive with nearly 40 years of operational and financial experience in over a dozen publicly-traded and private equity-owned companies, including a number of global carve-out transactions, across multiple industries. He most recently served as senior managing director in the Office of the CFO Solutions practice at FTI Consulting and led the Merger Integration & Carve-outs practice.

Finer joined Covetrus earlier this fall as chief people officer following a successful career over the last two decades in multiple roles in human resources, administration and internal operations at Tivo, Rovi and MySpace. In his expanded role, Finer will now also oversee information technology and legal operations in addition to leading all aspects of global human resources for the company.

Covetrus has retained an executive search firm and has commenced a formal search for a permanent chief financial officer.

Covetrus today also reaffirmed its 2019 financial guidance that was provided on November 12, 2019.

About Covetrus

Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We’re bringing together products, services and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine, with more than 5,500 employees, serving over 100,000 customers around the globe. Learn more at covetrus.com.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section

27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our future financial and operating results including 2019 guidance, and other matters. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, including but not limited to, risks associated with our management transition; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created Covetrus; the potential impact of the consummation of the transactions on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; changes in our market; the impact of litigation; the impact of Brexit; and those additional risks and factors discussed, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed on March 29, 2019 and Quarterly Report on Form 10-Q filed for the quarter ended September 30, 2019, and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

CONTACT

Nicholas Jansen, Investor Relations

nicholas.jansen@covetrus.com | (207) 550-8106

Kiní Schoop, Public Relations

kini.schoop@covetrus.com | (207) 550-8018